Exhibit 32.1

CERTIFICATION

In connection with the periodic report of ClearSign Combustion Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), we, Stephen E. Pirnat, Chief Executive Officer (Principal Executive Officer) and Brian G. Fike, Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 9, 2017

/s/ Stephen E. Pirnat
Stephen E. Pirnat
Chief Executive Officer (Principal Executive Officer)

/s/ Brian G. Fike
Brian G. Fike
InterimChief Financial Officer (Principal Financial and Accounting Officer)

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ClearSign Combustion Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”